UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015 (August 17, 2015)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2015, Fifth Street Finance Corp. (“FSC”) entered into an amendment to the Loan and Servicing Agreement (the “Amendment”) with respect to its $125 million revolving credit facility (“Sumitomo Facility”) with Sumitomo Mitsui Banking Corporation (“SMBC”), as administrative agent, collateral agent and lender. Under the Amendment, the interest rate of the Sumitomo Facility has been changed from LIBOR plus 2.25% per annum to either (i) LIBOR plus 2.00%, if the borrowings under the Sumitomo Facility are greater than 35% of the aggregate available borrowings under the facility or (ii) LIBOR plus 2.25% per annum, if the borrowings under the Sumitomo Facility are less than or equal to 35% of the aggregate available borrowings under the facility.

In addition, the period during which FSC may make borrowings under the Sumitomo Facility was extended from September 16, 2016 to September 16, 2017 and the maturity date of the Sumitomo Facility was extended from September 16, 2020 to September 16, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as an exhibit hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to the Loan and Servicing Agreement and Amendment No. 1 to Purchase and Sale Agreement, Custody Agreement and Securities Account Control Agreement among Fifth Street Finance Corp., Fifth Street Funding II, LLC and Sumitomo Mitsui Banking Corporation, dated as of August 17, 2015.
99.1	Press Release dated August 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015	FIFTH STREET FINANCE CORP.

By: /s/ David H. Harrison
Name: David H. Harrison
Title: Chief Compliance Officer